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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Gartner, Inc.:

     We consent to the incorporation by reference in the registration statement (No. 333-76711) on Form S-3 and the registration statements (No. 33-67576, No. 33-85926, No. 33-92486, No. 333-35169, No. 333-42587, No. 333-77015, No.
333-77013 and No. 333-30546) on Form S-8 of Gartner, Inc. of our report dated October 29, 2001, with respect to the consolidated balance sheets of Gartner, Inc. and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended September 30, 2001, and the related consolidated financial statement schedule, which reports appear in the September 30, 2001 Annual Report on Form 10-K of Gartner, Inc.

                                          /s/ KPMG LLP
                                          --------------------------------------

New York, New York
December 28, 2002